Exhibit 13.1

Certification pursuant to 18 U.S.C. § 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 20-F/A for the year ended June 30, 2025 (the “Report”) by Radiopharm Theranostics Limited (the “Company”), the undersigned, as the Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 10, 2025	/s/ Riccardo Canevari
Riccardo Canevari
Chief Executive Officer